FOURTH AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS FOURTH AMENDMENT dated as of March 3, 2014, to the Distribution Agreement, dated as of September 12, 2007, as amended April 20, 2010, April 25, 2013 and October 24, 2013 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of its series, the GENEVA ADVISOR FUNDS, and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor.”)

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	QUASAR DISTRIBUTORS, LLC

By: /s/ John P. Buckel	By: /s/ James R. Schoenike

Printed Name: John P. Buckel	Printed Name: James R. Schoenike

Title: President	Title: President

AMENDED EXHIBIT B to the Trust for Professional Managers Distribution Agreement

QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES – Geneva FEE SCHEDULE at March, 2014
Regulatory Distribution Annual Services Per Fund
____ basis point per year for the first $____
____ basis point per year over $____
Minimum annual fee:
▪ $____ /fund
Default sales loads and distributor concession, if applicable, are paid to Quasar.
Advertising Compliance Review
▪ FINRA Filings - $____ /job for the first 10 pages (minutes if tape or video); $____ /page (minute if tape or video) thereafter (includes FINRA filing fee).
▪ Non-FINRA filed materials, e.g. Institutional Use Only, Quasar Review Only, Correspondence, etc.
$____ /job for the first 10 pages (minutes if tape or video); $____ /page (minute if tape or video) thereafter.
▪ FINRA Expedited Filing Service for 3 Day Turnaround
− $____ for the first 10 pages (minutes if audio or video); $____ /page (minute if audio or video)
       thereafter. (Comments are faxed.  FINRA may not accept expedited request.)
▪ Quasar Expedited Review Service for 24 Hour Turnaround – Does not include FINRA filing fee, if applicable - $____ for the first 10 pages (minutes if audio or video); $____ /page (minute if audio or video) thereafter.
Licensing of Investment Advisor’s Staff (if desired)
▪ $____ /year per registered representative
▪ Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66
▪ $____ /FINRA designated branch location
▪ Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees
Fund Fact Sheets
▪ Design - $____ /fact sheet, includes first production
▪ Production - $____ /fact sheet per production period
▪ All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee
▪ Web sites, brochures, and other sales support materials – Project priced via Quasar proposal
Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:
▪ Typesetting, printing and distribution of Prospectuses and shareholder reports
▪ Production, printing, distribution, and placement of advertising, sales literature, and materials
▪ Engagement of designers, free-lance writers, and public relations firms
▪ Long-distance telephone lines, services, and charges
▪ Postage, overnight delivery charges
▪ FINRA registration fees [To include late U5 charge (if applicable)]
      (FINRA advertising filing fees are included in Advertising Compliance Review section above)
▪ Record retention
▪ Travel, lodging, and meals
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedule on this Amended Exhibit B
GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

By: /s/ Amit Dhawan                                                     Date: 2/28/14

Printed Name and Title: Amit Dhawan, Principal